Exhibit 10.1

THIS DOCUMENT PREPARED
BY AND WHEN RECORDED
MAIL TO:

Jeffrey A. Hechtman, Esq.
Horwood Marcus & Berk Chtd.
180 North LaSalle Street
Suite 3700
Chicago, Illinois 60601

SECOND AMENDED AND RESTATED MORTGAGE,
ASSIGNMENT OF LEASES AND RENTS, AND SECURITY AGREEMENT

     THIS MORTGAGE is made as of the 31st day of December, 2004 by ELECTRIC CITY CORP., a Delaware corporation (“Mortgagor”) with a mailing address of 1280 Landmeier Road, Elk Grove Village, Illinois, 60007 and AMERICAN CHARTERED BANK, an Illinois state banking association, with a mailing address of 1119 East Higgins Road, Schaumburg, Illinois 60173, Attn: William D. Provan (“Bank”).

     A. Bank has agreed to make available to Electric City Corp., a Delaware corporation and its subsidiary, Great Lakes Controlled Energy Corporation, a Delaware corporation (“Great Lakes”), a mortgage loan in the principal amount of $640,000.00 evidenced by that certain Mortgage Note dated as of September, 2003, as amended and restated from time to time (the “Note”).

     B. TO SECURE to Bank the repayment of the indebtedness evidenced by the Note, with interest thereon; the payment of all charges provided herein and all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage; and the performance of the covenants and agreements contained herein and in the Note and any other loan documents, all future advances and all other indebtedness of Mortgagor and Great Lakes to Bank, whether now or hereafter existing (collectively, the “Secured Indebtedness”); and also in consideration of Ten Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, Mortgagor does hereby convey, grant, mortgage and warrant to Bank and its successors and assigns, forever, in all and singular with MORTGAGE COVENANTS, the real estate (“Real Estate”) located in the County of Cook, State of Illinois commonly known as 1280 Landmeier Road, Elk Grove Village, Illinois and legally described on Exhibit A attached hereto, subject only to covenants, conditions, easements and restrictions set forth on Exhibit B, if any (“Permitted Encumbrances”).

     C. TOGETHER WITH all buildings, structures, improvements, tenements, fixtures, easements, mineral, oil and gas rights, water rights, appurtenances thereunto belonging, title or reversion in any parcels, strips, streets and alleys adjoining the Real Estate, any land or vaults lying within any street, thoroughfare, or alley adjoining the Real Estate, and any privileges, licenses, and franchises pertaining thereunto, all of the foregoing now or hereafter acquired, all leasehold estates and all rents, issues, and profits thereof, for so long and during all such times as Mortgagor, its successors and assigns may be entitled thereto, all the estate, interest, right, title or other claim or demand which Mortgagor now has or may hereafter have or acquire with respect to: (i) proceeds of insurance in effect with respect to the Property (as hereinafter defined) and (ii) any and all awards, claims for damages, settlements and other compensation made for or consequent upon the taking by condemnation, eminent domain or any like proceeding, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards and compensation resulting from a change of grade of streets and awards and compensation for severance damages (which are pledged primarily and on a parity with the Real Estate and not secondarily), and all apparatus, equipment or articles now or hereafter located thereon used to supply heat, gas, air conditioning, water, light, power, refrigeration (whether single units or centrally controlled), and ventilation, and any other apparatus, equipment or articles used or useful in the operation of the property including all additions, substitutions and replacements thereof. All of the foregoing are declared to be a part of the Real Estate whether physically attached or not, and it is agreed that all similar apparatus, equipment, articles and fixtures hereafter placed on the Real Estate by Mortgagor or its successors or assigns shall be considered as constituting part of the Real Estate. (All of the foregoing, together with the Real Estate are hereinafter referred to as the “Property”.)

          To have and to hold the Property unto the Bank, its successors and assigns forever, for the purposes and uses set forth herein, free from all rights and benefits under any Homestead Exemption laws of the state in which the Property is located, which rights and benefits Mortgagor does hereby expressly release and waive.

          Mortgagor and Bank covenant and agree as follows:

     1. Payment of Principal and Interest. Mortgagor will promptly pay or cause to be paid when due all Secured Indebtedness.

     2. Payment of Taxes. Mortgagor shall pay all general and special real estate and property taxes and assessments on the Property when due. Mortgagor will, upon written request, furnish to Bank duplicate receipts therefor within thirty (30) days following the date of payment. Mortgagor shall pay in full “under protest” any tax or assessment which Mortgagor may desire to contest, in the manner provided by law.

          2.1 Tax Deposits. Upon the occurrence of an Event of Default (as defined herein), Mortgagor will deposit with the Bank commencing on the first day of each month following such Event of Default and continuing on the first day of each month thereafter, a sum equal to all real estate taxes and assessments (general and special) next due upon or for the Property (the amount of such taxes next due to be based upon the Bank’s reasonable estimate as to the amount of taxes and assessments to be levied and assessed) reduced by the amount, if any, then on deposit with the Bank divided by the number of months to elapse before one (1) month prior to the date when such taxes and assessments will become due and payable. Such deposits are to be held without any allowance for interest to Mortgagor and are to be used for the payment of taxes and assessments (general and special) on the Property next due and payable when they become due. If the deposited funds are insufficient to pay any such taxes or assessments (general or special) when the same become due and payable, the Mortgagor shall, within ten (10) days after demand therefore from the Bank, deposit such additional funds as may be necessary to pay such taxes and assessments (general and special) in full. If the funds so deposited exceed the amount required to pay such taxes and assessments (general and special) for any year, the excess will be applied to a subsequent deposit or deposits. The deposits need not be kept separate and apart from any other funds of the Bank.

     3. Application of Payments. All payments received by Bank under this Mortgage, the Note and all other documents given to Bank to further evidence, secure or guarantee the Secured Indebtedness (collectively, as amended, modified, extended or renewed, the “Loan Documents”) will be applied by Bank first to payments required from Mortgagor to Bank under Paragraph 2, then to any sums advanced by Bank pursuant to Paragraph 8 to protect the security of this Mortgage, then to interest payable on the Note which may be due, and then to principal payable on the Note (and if principal is due in installments, application shall be to such installments in the order of their maturity, except that any prepayments may be applied to installments in inverse order of maturity). Any applications to principal of proceeds from insurance policies, as provided in Paragraph 6, or of condemnation awards, as provided in Paragraph 10, will not extend or postpone the due date of any monthly installments of principal or interest, or change the amount of such installments or of the other charges or payments provided in the Note or other Loan Documents.

     4. Permitted Encumbrances. Mortgagor will not, without the prior written consent of Bank, incur any additional indebtedness or create or permit to be created or to remain, any mortgage, pledge, lien, lease, hypothecation, encumbrance or charge on, or conditional sale or other title retention agreement, with respect to the Property or any part thereof or income therefrom, other than the other Loan Documents and the permitted encumbrances listed in the Chicago Title Insurance Title Policy Number 1401 008025556, and other encumbrances which do not materially impair the value or use of the Property (collectively, “Permitted Encumbrances”).

     5. Mechanics’ Liens; Other Liens. Mortgagor will not suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Property, and will promptly discharge the same if any claims for lien or any proceedings for the enforcement thereof are filed or commenced. Except for the Permitted Encumbrances, Mortgagor will not cause, create, suffer or otherwise permit to exist, any lien security interest, or other encumbrance against the Property or the other Collateral (as hereinafter defined).

     6. Insurance.

          6.1 Definitions. For purposes of this Paragraph 6:

     “Premises” means all land, improvements and fixtures.

     “Real Estate” means only the land.

          6.2 Requirements. Mortgagor, at its sole cost and expense, shall insure and keep insured the Premises against such perils and hazards, and in such amounts and with such limits, as Bank may from time to time require, and, in any event, including but not limited to:

(a)	Insurance of the Premises against loss or damage by fire or other casualty on an “all-risk” form, including demolition and increased cost of construction, debris removal and pollution clean-up in the full replacement cost of the Premises (including increased cost of law and ordinance coverage), without deduction for foundations and footings (and without co-insurance).

(b)	Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Premises are situated in an area designated as a special flood hazard area, in amounts equal to the full replacement value of the Premises.

(c)	Insurance on the Premises against loss or damage from an accident to and/or caused by boilers and machinery, including but not limited to: heating apparatus, pressure vessels, pressure pipes, electrical or air conditioning equipment on a blanket comprehensive coverage form, in such amount as Mortgagor shall deem advisable and as approved by Bank. Additional provisions providing coverage for removal of contaminated equipment and/or hazardous or toxic substances contained within such equipment to approved disposal sites shall be considered and obtained if required by Bank.

(d)	Commercial general liability insurance covering Mortgagor ownership of and operations at the Premises including personal injury; employee benefits liability; products and completed operations liability; blanket contractual liability; advertising liability; automobile liability including owned, non-owned or hired vehicles; garage liability and garage keeper’s legal liability; and having a limit of not less than $2,000,000.00 on a per occurrence basis.

(e)	At all times when renovations are occurring at the Premises, Contractor’s Liability Insurance to a limit of not less than $2,000,000.00 on a per occurrence basis covering the Contractor’s construction operations at the Premises with the Mortgagor and the Bank as additional insureds.

(f)	Such other insurance as may be reasonably requested by Bank.

6.3	Policy Requirements. All insurance shall:

(a)	be carried in companies with a Best’s rating of A/X or better, or otherwise acceptable to Bank;

(b)	in form and content acceptable to Bank;

(c)	provide thirty (30) days’ advance written notice to Bank before any cancellation, adverse material modification or notice of non-renewal;

(d)	to the extent limits are not otherwise specified herein, contain deductibles which are in amounts acceptable to Bank; and

(e)	provide that no claims shall be paid thereunder without ten (10) days advance written notice to Bank.

               6.3.1 All physical damage policies and renewals shall contain a standard mortgage clause naming the Bank as mortgagee, which clause must expressly state that any breach of any condition or warranty by Mortgagor will not prejudice the rights of Bank under such insurance. All liability policies and renewals shall name the Bank as an additional insured. No additional parties may appear in the mortgage clause without Bank’s prior written consent. All deductibles shall be in amounts acceptable to Bank. In the event of the foreclosure of this Mortgage or any other transfer of title to the Premises in full or partial satisfaction of the Secured Indebtedness, all right, title and interest of Mortgagor in and to all insurance policies and renewals thereof then in force will pass to the purchaser or grantee.

          6.4 Delivery of Policies. Any notice pertaining to insurance and required pursuant to this Paragraph 6 shall be given in the manner provided in Paragraph 15. The insurance shall be evidenced by the original policy or a true and certified copy of the original policy, or in the case of liability insurance, by evidence of insurance on an Acord 27 form. Mortgagor shall deliver originals of all policies and renewals, marked “paid”, (or evidence satisfactory to Bank of the continuing coverage) to Bank at least 15 days before the expiration of existing policies and, in any event, Mortgagor shall deliver originals of such policies or certificates to Bank at least 15 days before the expiration of existing policies. If Bank has not received satisfactory evidence of such renewal or substitute insurance in the time frame herein specified, Bank will have the right, but not the obligation, to purchase such insurance for Bank’s interest only. Any amounts disbursed by Bank pursuant to this Paragraph will be a part of the Secured Indebtedness and will bear interest at the default interest rate provided in the Note (“Default Rate”). Nothing contained in this Paragraph 6 will require Bank to incur any expense or take any action hereunder, and inaction by Bank will never be considered a waiver of any right accruing to Bank on account of this Paragraph 6.

          6.5 Separate Insurance. Mortgagor may not carry any separate insurance on the Premises concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Bank’s prior written consent, and any policy must have attached standard non-contributing mortgagee clause, with loss payable to Bank, and must otherwise meet all other requirements set forth herein.

          6.6 Compliance Certificate. At Bank’s option, but not more often than annually, Mortgagor will provide Bank with a report from an independent insurance consultant of regional or national prominence, acceptable to Bank, certifying that Mortgagor’s insurance is in compliance with this Paragraph 6.

          6.7 Notice of Casualty. Mortgagor will give immediate notice of any loss to Bank. In case of loss covered by any policies, and provided no Event of Default exists under this Mortgage, the Note or the other Loan Documents, Mortgagor is authorized to adjust, collect and settle all claims upon notice to Bank and receipt of Bank’s consent, such consent not to be unreasonably withheld. If an Event of Default exists, or Bank does not consent to Mortgagor’s proposed adjustment, collection or settlement of the claim, Bank is authorized to adjust, collect and settle the claim and, in such case, Mortgagor covenants to sign upon demand, or Bank may sign or endorse on Mortgagor’s behalf, all necessary proofs of loss, receipts, releases and other papers required by the insurance companies to be signed by Mortgagor. Mortgagor hereby irrevocably appoints Bank as its attorney-in-fact for the purposes set forth in the preceding sentence. Bank may deduct from such insurance proceeds any expenses incurred by Bank in the collection and settlement thereof, including, but not limited to, attorneys’ and adjusters’ fees and charges.

          6.8 Application of Proceeds. If all or any part of the Premises are damaged or destroyed by fire or other casualty or are damaged or taken through the exercise of the power of eminent domain or other cause described in Paragraph 10, Mortgagor will promptly and with all due diligence restore and repair the Premises in accordance with the provisions of this Paragraph 6.8. If there is an Event of Default existing under this Mortgage or the other Loan Documents or if the damage to the Premises totals $250,000.00 or more to repair, then at Bank’s election, to be exercised by written notice to Mortgagor within 30 days following Bank’s unrestricted receipt in cash or the equivalent thereof of the net insurance proceeds of the policies required to be maintained by Mortgagor hereunder, award or other compensation (collectively, the “Proceeds”), the entire amount of the Proceeds will either be:

(a)	applied to the Secured Indebtedness in the order and manner as Bank may elect (subject to the requirements of the Loan Documents) or

(b)	made available to Mortgagor on the terms and conditions set forth in this Paragraph to finance the cost of restoration or repair. Bank may require that all plans and specifications for such restoration or repair be submitted to and approved by Bank in writing prior to commencement of the work.

               6.8.1 If the damage to the Premises totals less than $250,000 to repair, then the entire amount of the Proceeds will be made available to Mortgagor on the terms and conditions set forth in this Paragraph to finance the cost of restoration or repair. Bank may require that all plans and specifications for such restoration or repair be submitted to and approved by Bank in writing prior to commencement of the work.

               6.8.2. If the amount of the Proceeds to be made available to Mortgagor pursuant to this Paragraph is less than the cost of the restoration or repair as estimated by Bank at any time prior to completion thereof, Mortgagor will cause to be deposited with Bank the amount of such deficiency within thirty (30) days of Bank’s written request therefor (but in no event later than the commencement of the work) and Mortgagor’s deposited funds shall be disbursed prior to the Proceeds. If Mortgagor is required to deposit funds under this Paragraph, the deposit of such funds is a condition precedent to Bank’s obligation to disburse the Proceeds held by Bank hereunder and in the event Mortgagor fails to deposit such deficiency within said thirty (30) days, Bank may apply the Proceeds to the Secured Indebtedness. The amount of the Proceeds which is to be made available to Mortgagor, together with any deposits made by Mortgagor will be held by Bank to be disbursed from time to time to pay the cost of repair or restoration, at Bank’s option, to Mortgagor or directly to contractors, subcontractors, material suppliers and other persons entitled to payment in accordance with and subject to the conditions to disbursement as Bank may impose to assure that the work is fully completed in a good and workmanlike manner and paid for and that no liens or claims arise by reason thereof.

               6.8.3 Bank may require (a) evidence of the estimated cost of completion of the restoration or repair satisfactory to Bank and (b) architect’s certificates, waivers of lien, contractors’ sworn statements, title insurance endorsements, plats of survey and other evidence of cost, payment and performance acceptable to Bank. If Bank requires mechanics’ and materialmen’s lien waivers in advance of making disbursements, such waivers will be deposited with an escrow trustee acceptable to Bank pursuant to a construction loan escrow agreement satisfactory to Bank. No payment made prior to final completion of the repair or restoration may exceed ninety percent (90%) of the value of the work performed from time to time. Bank may commingle any of the funds held by it with its other general funds. Bank is not obligated to pay interest in respect of the funds held by it and Mortgagor is not entitled to a credit against any of the Secured Indebtedness except and to the extent the funds are applied thereto pursuant to this Paragraph. Without limitation of the foregoing, Bank has the right at all times to apply the funds to cure an Event of Default or to perform any obligations of Mortgagor under the Loan Documents.

          6.9 Insurance Deposits. Upon the occurrence of an Event of Default, for the purpose of providing funds with which to pay premiums when due on all policies of liability, fire and other hazard insurance covering the Premises, Mortgagor will deposit with the Bank on the first day of each month a sum equal to the Bank’s estimate of the premiums that will next become due and payable on such policies reduced by the amount, if any, then on deposit with the Bank divided by the number of months to elapse before one (1) month prior to the date when such premiums become due and payable. No interest may be allowed to Mortgagor on account of any deposit made hereunder and the deposit need not be kept separate and apart from any other funds of the Bank.

     7. Use, Preservation and Maintenance of Property. Mortgagor will not commit waste or permit impairment or deterioration of the Property. Except in compliance with law and for matters of the types described in Exhibit D hereto, Mortgagor will not allow store, treat or dispose of Hazardous Material (as defined in Paragraph 27), nor permit the same to exist or be stored, treated or disposed of, from or upon the Property. Mortgagor will promptly restore or rebuild any buildings or improvements now or hereafter on the Property which may become damaged or destroyed. Mortgagor will comply with all requirements of law or municipal ordinances with respect to the use, operation, and maintenance of the Property, including all environmental, health and safety laws and regulations, and will make no material alterations in the Property, except as required by law, without the prior written consent of Bank. Mortgagor will not grant or permit any easements, licenses, covenants or declarations of use against the Property.

     8. Protection of Bank’s Security. If Mortgagor fails to perform any of the covenants and agreements contained in this Mortgage, the Note or the other Loan Documents, or if any action or proceeding is threatened or commenced which materially affects Bank’s interest in the Property, then Bank, at Bank’s option, upon notice to Mortgagor, may make such appearances, disburse such sums, including attorneys’ fees, and take such action as it deems expedient or necessary to protect Bank’s interest, including: (a) making repairs; (b) paying, settling, or discharging tax liens, mechanics’ or other liens; (c) procuring insurance; and (d) renting, operating and managing the Property and paying operating costs and expenses, including management fees, of every kind and nature in connection therewith, so that the Property shall be operational and usable for its intended purposes. Bank, in making such payments, may do so in accordance with any bill, statement, or estimate procured from the appropriate public office without inquiry into the accuracy of same or into the validity thereof.

          8.1. Any amounts disbursed by Bank pursuant to this Paragraph 8 will be part of the Secured Indebtedness and will bear interest at the Default Rate. Nothing contained in this Paragraph 8 will require Bank to incur any expense or take any action hereunder, and inaction by Bank will never be considered a waiver of any right accruing to Bank.

     9. Inspection of Property and Books and Records/Mortgagor Accounts. Mortgagor will permit Bank and its representatives and agents to inspect the Property from time to time during normal business hours and as frequently as Bank requests. Mortgagor must keep and maintain full and correct books and records showing in detail the income and expenses of the Property. From time to time, Mortgagor will permit Bank or its agents to examine and copy such books and records at its offices or at the address identified above.

     Mortgagor shall maintain all of its operating, cash management, depository, payment, lock box, remittance and investment accounts with Bank and shall collectively maintain balances in such accounts as are necessary to compensate Bank for any service charges on such accounts. Mortgagor shall deposit into such accounts all amounts necessary to pay any service charges payable to Bank in the event that sufficient compensating balances are not maintained for any period immediately following notice from Bank of the amount of such service charges.

     10. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and must be paid directly to Bank, subject to Paragraph 6.8 hereof. Mortgagor hereby grants a security interest to Bank in and to such proceeds. Bank is authorized to collect such proceeds and, at Bank’s sole option and discretion, to apply said proceeds either to restoration or repair of the Property or in payment of the Secured Indebtedness as provided in Paragraph 6.8. In the event the Property is restored, Bank may pay the condemnation proceeds in accordance with its customary loan payment procedures, and may charge its customary fee for such services.

     11. Mortgagor Not Released; Forbearance by Bank Not a Waiver; Remedies Cumulative. Extension or other modification granted by Bank to any successor in interest of Mortgagor of the time for payment of all or any part of the Secured Indebtedness will not operate to release, in any manner, the liability of the Mortgagor. Any forbearance or inaction by Bank in exercising any right or remedy hereunder, or otherwise afforded by applicable law, will not be a waiver of or preclude the exercise of any such right or remedy. Any acts performed by Bank to protect the security of this Mortgage, as authorized by Paragraph 8 or otherwise, will not be a waiver of Bank’s right to accelerate the maturity of the Secured Indebtedness. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively. No consent or waiver by Bank to or of any breach or default by Mortgagor will be deemed a consent or waiver to or of any other breach or default.

     12. Successors and Assigns Bound. The covenants and agreements contained herein shall bind, and the rights hereunder shall inure to, the respective heirs, executors, legal representatives, successors and assigns of Bank and Mortgagor.

     13. Tax on Secured Indebtedness or Mortgage. In the event of the passage, after the date of this Mortgage, of any law deducting from the value of land for the purposes of taxation, any lien thereon, or imposing upon Bank the obligation to pay the whole, or any part, of the taxes or assessments or charges or liens required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts as to affect the Mortgage or the Secured Indebtedness, the entire unpaid balance of the Secured Indebtedness will, at the option of Bank, after 10 days written notice to Mortgagor, become due and payable; provided, however, that if, in the opinion of Bank’s counsel, it is lawful for Mortgagor to pay such taxes, assessments or charges, or to reimburse Bank therefore, then there will be no such acceleration of the time for payment of the unpaid balance of the Secured Indebtedness if a mutually satisfactory agreement for reimbursement, in writing, is executed by Mortgagor and delivered to Bank within the period.

     14. Strict Performance. Any failure by Bank to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage or of the other Loan Documents will not be deemed to be a waiver of any of the terms or provisions of this Mortgage or of the other Loan Documents and Bank will have the right thereafter to insist upon strict performance by Mortgagor.

     15. Notice. Except for any notice required under applicable law to be given in another manner, all communications provided for herein must be in writing and will be deemed to have been given or made when delivered personally, three (3) days after deposited in the United States mail (certified mail, postage prepaid) or one day after deposited with a nationally recognized overnight courier (delivery prepaid), or upon receipt of a confirmation of a facsimile transmission, addressed as follows:

To Bank:	American Chartered Bank
William D. Provan
1199 East Higgins Road
Schaumburg, Illinois 60173
Facsimile Number: 847-517-2848

With a copy to:	Horwood Marcus & Berk Chartered
Jeffrey A. Hechtman, Esq.
180 North LaSalle Street, Suite 3700
Chicago, Illinois 60601

Facsimile Number: 312-606-3232

To Mortgagor:	Electric City Corp.
Jeff Mistarz, CFO
1280 Landmeier Road
Elk Grove Village, Illinois 60007
Facsimile Number: 847-437-4969

With a copy to:	Schwartz Cooper Greenberger & Krauss
Andrew H. Connor, Esq.
180 North LaSalle Street
Suite 2700
Chicago, Illinois 60601
Facsimile Number: 312-782-8416

     16. Governing Law; Venue; Invalidity of Certain Provisions.

     (a) The validity, enforcement and interpretation of this Mortgage will be governed by and construed in accordance with the laws of the State of Illinois, without reference to the conflicts of law principles, and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. Mortgagor hereby irrevocably submits generally and unconditionally to the exclusive jurisdiction of any local court, or any United States federal court, sitting in the State of Illinois over any suit, action or proceeding arising out of or relating to this Mortgage. Mortgagor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all services of process in any such suit, action or proceeding in any local court, or any United States federal court, sitting in the State of Illinois, may be made by certified or registered mail, return receipt requested, directed to Mortgagor at its address stated herein, and service so made shall be complete five (5) business days after the same shall have been so mailed. Nothing herein will affect the right of Bank to serve process in any manner permitted by law or limit the right of Bank to bring proceedings against Mortgagor in any other court or jurisdiction. This Mortgage will be construed and enforced according to the laws of the State of Illinois.

     (b) The whole or partial invalidity, illegality or unenforceability of any provision hereof at any time, whether under the terms of then applicable law or otherwise, shall not affect (i) in the case of partial invalidity, illegality or unenforceability, the validity, legality or enforceability of the provision at that time except to the extent of the partial invalidity, illegality or unenforceability; or (ii) the validity, legality or enforceability of the provision at any other time or of any other provision hereof at that or any other time.

     17. Prohibitions on Transfer of the Property or of an Interest in Mortgagor. It is an Event of Default (as hereinafter defined) if Mortgagor creates, effects or consents to or suffers or permits any conveyance, sale (including an installment sale), assignment, transfer, lien, pledge, hypothecation, mortgage, security interest, or other encumbrance or alienation, whether by operation of law, voluntarily or otherwise, of the Property or any part of or interest in the Property other than a Permitted Encumbrance, without the prior written consent of Bank (referred to as a “Prohibited Transfer”).

     18. Event of Default. Each of the following constitutes an event of default (“Event of Default”) under this Mortgage:

     (a) Mortgagor’s failure to pay any installment of principal or interest or any other amount required under the Note, this Mortgage or any other Loan Document when due and payable, whether at maturity or by acceleration or otherwise; or

     (b) Mortgagor’s failure to perform or observe any other covenant, agreement, representation, warranty or other provision contained in the Note, this Mortgage (other than an Event of Default described elsewhere in this Paragraph 18) or the other Loan Documents, and such failure continues for more than 10 days following written notice thereof given by Bank to Mortgagor, unless the Event of Default is not capable of being cured within 10 days, Mortgagor commences to cure the Event of Default within said 10 days and thereafter Mortgagor diligently prosecutes the cure of the Event of Default, in which event Mortgagor will have additional time as is reasonably necessary, not to exceed 10 days, to cure such Event of Default; provided, however, that the 10 day cure period does not apply to the other subparagraphs of this Paragraph 18; or

     (c) the occurrence of any breach of any representation or warranty contained in this Mortgage or any other Loan Document; or

     (d) the occurrence of a Prohibited Transfer; or

     (e) the entry by a court having jurisdiction of a decree or order for relief in respect of Mortgagor in any involuntary case brought under any bankruptcy, insolvency, debtor relief, or similar law; or if Mortgagor, or any person in control of Mortgagor: (i) files a voluntary petition in bankruptcy, insolvency, debtor relief or for arrangement, reorganization or other relief under the Federal Bankruptcy Act or any similar state or federal law; (ii) consents to or suffers the appointment of or taking possession by a receiver, liquidator, or trustee (or similar official) of the Mortgagor or for any part of the Property or any substantial part of the Mortgagor’s other property; (iii) makes any assignment for the benefit of Mortgagor’s creditors; or (iv) fails generally to pay Mortgagor’s debts as they become due; or

     (f) the attachment, seizure, or levy of all or a substantial part of Mortgagor’s assets; or

     (g) the dissolution or termination of existence of Mortgagor, voluntarily or involuntarily, or the amendment or modification in any respect of the corporate documents of Mortgagor that would or may adversely affect Mortgagor’s performance of its obligations under the Note, this Mortgage or the other Loan Documents; or

     (h) the occurrence of an “Event of Default” under any of the other Loan Documents.

     19. Acceleration; Remedies. Upon the occurrence of an Event of Default, Bank may declare all sums secured by this Mortgage and the other Loan Documents to be immediately due and payable without further demand and may foreclose this Mortgage by judicial proceeding. Bank will be entitled to collect in such proceeding all expenses of foreclosure, including, but not limited to, attorneys’ fees and costs including abstracts and title reports, all of which will become a part of the Secured Indebtedness and immediately due and payable, with interest at the Default Rate. The proceeds of any foreclosure sale of the Property will be applied first to all costs, expenses and fees incident to the foreclosure proceedings, then as set forth in Paragraph 3 of this Mortgage and last, to Mortgagor.

     20. Assignment of Leases and Rents. In order to further secure payment of the Secured Indebtedness and the observance, performance and discharge of the Obligations, Mortgagor hereby absolutely and irrevocably assigns and transfers to Bank and grants Bank a security interest in all of Mortgagor’s right, title and interest in and to the Leases listed on Exhibit C and all present and future leases affecting the Property (collectively, “Leases”) and all rents, income, receipts, revenues, issues, avails and profits from or arising out of the Property (collectively, “Rents”), subject only to the Permitted Encumbrances. Mortgagor hereby appoints Bank its true and lawful attorney-in-fact, with the right, at Bank’s option at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in Mortgagor’s or Bank’s name, for all Rents. Notwithstanding the foregoing assignment of Leases and Rents, so long as no Event of Default has occurred which remains uncured, Mortgagor has license to collect Rents (such license to be deemed revoked upon the occurrence of an Event of Default) provided that the existence or exercise of such right of Mortgagor does not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any subsequent assignment by Mortgagor shall be subject to the rights of the Bank hereunder. This Assignment may not be deemed or construed to constitute Bank as a mortgagee in possession nor obligate Bank to take any action or to incur expenses or perform or discharge any obligation, duty or liability. Exercise of any rights under this Paragraph and the application of the Rents to the Secured Indebtedness shall not cure or waive any Event of Default.

     If Mortgagor, as Lessor, neglects or refuses to perform and keep all of the covenants and agreements contained in the Lease or Leases, then Bank may perform and comply with any such Lease covenants and agreements. All related costs and expenses incurred by the Bank will become a part of the Secured Indebtedness and will be due and payable upon demand by Bank with interest thereon accruing thereafter at the Default Rate.

     21. Appointment of Receiver. Upon acceleration under Paragraph 19 or abandonment of the Property, and without further notice to Mortgagor, Bank will be entitled to have a receiver appointed by a court to enter upon, take possession of and manage the Property and to collect the Rents including those past due. The receiver will have the power to collect the Rents from the time of acceleration through the pendency of any foreclosure proceeding and during the full statutory period of redemption, if any. All Rents collected by the receiver will be applied as the appointing court may direct and, in the absence of such direction, first to payment of the costs and expenses of the management of the Property and collection of rents, including, but not limited to, receiver’s fees, premiums on receiver’s bonds and attorneys’ fees, and then as provided in Paragraph 3. The receiver will be liable to account only for those Rents actually received.

     22. Release. Upon payment of all Secured Indebtedness, Bank will release this Mortgage upon payment by Mortgagor of all costs and fees to release same, if any. Mortgagor will be responsible for recording the release, including all related costs of recordation.

     23. Security Agreement. Without limiting any other provisions of this Mortgage, this Mortgage constitutes a Security Agreement under the Illinois Uniform Commercial Code, 810 ILCS 5/1-101 et seq., as in effect from time to time (herein called the “Code”) with respect to all fixtures and all replacements, substitutions, accessions, extensions, additions, improvements, betterments and renewals to any of the foregoing, and all proceeds thereof, now or hereafter located on the Property as set forth in the description of the Property above (as those terms are defined in the Code), including, but not limited to, the air-conditioning, heating, gas, water, power, light, and ventilation systems which are presently located at the Property, and with respect to all funds and other sums which may be deposited with Bank pursuant hereto (all for the purposes of this Paragraph called “Collateral”), and Mortgagor hereby grants to Bank a security interest in the Collateral. All of the terms, provisions, conditions and agreements contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property. This Mortgage is a self-operative security agreement but Mortgagor agrees to execute and deliver on demand security agreements, financing statements, control agreements and other instruments as Bank may request in order to perfect its security interest or to impose the lien hereof more specifically upon any of such property and authorizes Bank to execute and file the same on behalf of Mortgagor. Bank will have all the rights and remedies in addition to those specified herein of a secured party under the Code. Any Code requirement for reasonable notice shall be met if such notice is delivered as provided herein at least 10 days prior to the time of any sale, disposition, or other event or matter giving rise to the notice (which period of time and method of notice is agreed to be commercially reasonable).

     24. Collateral Protection Act. Pursuant to the requirements of the Illinois Collateral Protection Act, Mortgagor is hereby notified as follows:

     Unless the Mortgagor provides the Bank with evidence of the insurance coverage required by this Mortgage or any of the other Loan Documents, Bank may purchase insurance at Mortgagor’s expense to protect Bank’s interest in the Property or any other collateral for the Secured Indebtedness. This insurance may, but need not protect Mortgagor’s interests. The coverage the Bank purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Property or any other collateral for the Secured Indebtedness. Mortgagor may later cancel any insurance purchased by Bank but only after providing Bank with evidence that Mortgagor has obtained insurance as required by this Mortgage. If Bank purchases insurance for the Property or any other collateral for the Secured Indebtedness, Mortgagor will be responsible for the costs of that insurance, including interest in any other charges that Bank may lawfully impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the total outstanding indebtedness. The costs of the insurance may be more than the cost of insurance that Mortgagor may be able to obtain on its own.

     25. Additional Advances. This Mortgage is given, to secure not only presently existing Secured Indebtedness under the Loan Documents, but also future advances, whether such advances are obligatory or to be made at the option of the Bank or otherwise, as are made within two (2) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage, although there may be no advance made at the time of execution of this Mortgage and although there may be no indebtedness secured hereby outstanding at the time any advance is made. The lien of this Mortgage will be valid as to the Secured Indebtedness, including future advances, from the time of its filing for record in the recorder’s office of the county in which the Property is located. The total amount of indebtedness secured hereby may increase or decrease from time to time, but the total unpaid principal balance of indebtedness secured hereby (including disbursements that the Bank may, but is not obligated to, make under this Mortgage, the Loan Documents, or any other document with respect thereto) at any one time outstanding may be substantially less but shall not exceed $640,000.00, plus interest thereon, and any disbursements made for payment of taxes, special assessments, or insurance on the Property and interest on such disbursements, and all disbursements by Bank pursuant to 735 ILCS 5/15-1302(b)(5) (all such Secured Indebtedness being hereinafter referred to as the maximum amount secured hereby). This Mortgage will be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

     26. Business Loan. Mortgagor hereby represents and warrants that:

          (a) the proceeds of this loan will be used for the purposes specified in 815 ILCS 205/4(1)(a) or (c) of the Illinois Compiled Statutes, as amended;

          (b) this loan constitutes a “business loan” within the purview of that Section;

          (c) this loan is a transaction exempt from the Truth in Lending Act, 15 U.SC? 1601, et seq.; and

          (d) the proceeds of the Secured Indebtedness will not be used for the purchase of registered equity securities within the purview of Regulation “U” issued by the Board of Governors of the Federal Reserve System.

     27. Environmental Compliance.

          27.1 Definitions. For purposes of this Paragraph:

          (a) “Premises” means the Real Estate including improvements presently and hereafter situated thereon or thereunder, construction material used in such improvements, surface and subsurface soil and water, areas leased to tenants, and all business, uses and operations thereon.

          (b) “Environmental Laws” means (i) any present or future federal statute, law, code, rule, regulation, ordinance, order, standard, permit, license, guidance document or requirement (including consent decrees, judicial decisions and administrative orders) together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment, including, but not limited to: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (“RCRA”); the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. (“TOSCA”); the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and the Clean Water Act, 33 U.S.C. Section 1251 et seq.; and (ii) any present or future state or local statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders) together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment.

          (c) “Hazardous Material” means (but shall not include materials and supplies stored and used in compliance with Environmental Laws):

               (i) “hazardous substances” as defined by CERCLA;

               (ii) “hazardous wastes”, as defined by RCRA;

               (iii) “hazardous substances”, as defined by the Clean Water Act;

               (iv) any item which is banned or otherwise regulated pursuant to TOSCA;

               (v) any item which is regulated by the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 et seq.;

               (vi) any item which triggers any thresholds regulated by or invoking any provision of the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. 11001 et seq.;

               (vii) any hazardous, dangerous or toxic chemical, material, waste, pollutant, contaminant or substance (“pollutant”) within the meaning of any Environmental Law prohibiting, limiting or otherwise regulating the use, exposure, release, emission, discharge, generation, manufacture, sale, transport, handling, storage, treatment, reuse, presence, disposal or recycling of such pollutant;

               (viii) any petroleum, crude oil or fraction thereof;

               (ix) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., and amendments thereto and reauthorizations thereof;

               (x) asbestos-containing materials in any form or condition; and

               (xi) polychlorinated biphenyls (“PCBs”) in any form or condition.

          (d) “Environmental Actions” means:

               (i) any notice of violation, complaint, claim, citation, demand, inquiry, report, action, assertion of potential responsibility, lien, encumbrance, or proceeding regarding the Premises, whether formal or informal, absolute or contingent, matured or unmatured, brought or issued by any governmental unit, agency, or body, or any person or entity respecting: (a) Environmental Laws; (b) the environmental condition of the Premises, or any portion thereof, or any property near the Premises, including actual or alleged damage or injury to humans, public health, wildlife, biota, air, surface or subsurface soil or water, or other natural resources; or (c) the use, exposure, release, emission, discharge, generation, manufacture, sale, transport, handling, storage, treatment, reuse, presence, disposal or recycling of Hazardous Material either on the Premises or off-site.

               (ii) any violation or claim of violation by Mortgagor of any Environmental Laws whether or not involving the Premises;

               (iii) any lien for damages caused by, or the recovery of any costs incurred by any person or governmental entity for the investigation, remediation or cleanup of any release or threatened release of Hazardous Material; or

               (iv) the destruction or loss of use of property, or the injury, illness or death of any officer, director, employee, agent, representative, tenant or invitee of Mortgagor or any other person alleged to be or possibly to be, arising from or caused by the environmental condition of the Premises or the release, emission or discharge of Hazardous Materials from the Premises.

          27.2 Representations and Warranties. Mortgagor hereby represents and warrants to Bank that:

          (a) Compliance. To the best of Mortgagor’s knowledge based on all appropriate and thorough inquiry and except for matters of the types described in Exhibit D hereto, the Premises and Mortgagor have been and are currently in compliance with all Environmental Laws. There have been, to the best of Mortgagor’s knowledge based on all appropriate and thorough inquiry, no past, and there are no pending or threatened, Environmental Actions to which Mortgagor is a party or which relate to the Premises. All required governmental permits and licenses are in effect, and Mortgagor is in compliance therewith. Mortgagor has not received any notice of any Environmental Action respecting Mortgagor, the Premises or any off-site facility to which has been sent any Hazardous Material for off-site treatment, recycling, reclamation, reuse, handling, storage, sale or disposal.

          (b) Absence of Hazardous Material. No use, exposure, release, emission, discharge, generation, manufacture, sale, handling, reuse, presence, storage, treatment, transport, recycling or disposal of Hazardous Material has, to the best of Mortgagor’s knowledge based on all appropriate and thorough inquiry, occurred or is occurring on or from the Premises except in compliance with Environmental Laws and matters of the types described in Exhibit E hereto (“Disclosed Material”). The term “released” may include, but is not limited to, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers and other receptacles containing any Hazardous Material). To the best of Mortgagor’s knowledge based on all appropriate and thorough inquiry, all Hazardous Material used, treated, stored, transported to or from, generated or handled on the Premises has been disposed of on or off the Premises in a lawful manner. To the best of Mortgagor’s knowledge based on all appropriate and thorough inquiry, no environmental, public health or safety hazards currently exist with respect to the Premises. To the best of Mortgagor’s knowledge based on all appropriate and thorough inquiry, no underground storage tanks (including, but not limited to, petroleum or heating oil storage tanks) are present on or under the Premises, or have been on or under the Property except as has been disclosed in writing to Bank (“Disclosed Tanks”).

          27.3 Mortgagor’s Covenants. Mortgagor hereby covenants and agrees with Bank as follows:

          (a) Compliance. The Premises and Mortgagor comply with all Environmental Laws. All required governmental permits and licenses will be obtained and maintained, and Mortgagor will comply with them. All Hazardous Material on the Premises will be disposed of in a lawful manner without giving rise to liability under any Environmental Laws. Mortgagor will satisfy all requirements of applicable Environmental Laws for the registration, operation, maintenance, closure and removal of all underground storage tanks on the Premises, if any. Without limiting the foregoing, all Hazardous Material will be handled in compliance with all applicable Environmental Laws.

          (b) Absence of Hazardous Material. Other than Disclosed Material, no Hazardous Material will be introduced to or used, exposed, released, emitted, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled on the Premises without 30 days’ prior written notice to Bank.

          (c) Environmental Actions and Right to Consent. Mortgagor will immediately notify Bank of all Environmental Actions and provide copies of all written notices, complaints, correspondence and other documents relating thereto within two (2) business days of receipt, and Mortgagor will keep Bank informed of all responses thereto. Mortgagor will promptly cure and have dismissed with prejudice all Environmental Actions in a manner satisfactory to Bank and Mortgagor will keep the Premises free of any encumbrance arising from any judgment, liability or lien imposed pursuant to any Environmental Actions. Notwithstanding the foregoing sentence, Mortgagor may, diligently, in good faith and by appropriate legal proceedings, contest such proceedings provided: (1) Mortgagor first furnishes to Bank such deposits or other collateral as Bank, in its sole discretion, deems sufficient to fully protect Bank’s interests; (2) such contest will have the effect of preventing any threatened or pending sale or forfeiture of all or any portion of the Premises or the loss or impairment of Bank’s lien and security interests in and to the Premises; and (3) such contest will not cause Bank to incur any liability, in Bank’s sole judgment. Mortgagor will permit Bank, at Bank’s option, to appear in and to be represented in any such contest and will pay upon demand all expenses incurred by Bank in so doing, including attorneys’ fees.

          (d) Future Environmental Audits. Mortgagor will provide such information and certifications which Bank may reasonably request from time to time to monitor Mortgagor’s compliance with this Article for the sole purpose of protecting Bank’s security interest. To protect its security interest, Bank will have the right, but not the obligation, at any time upon reasonable prior notice and without unreasonable interference with any tenant’s business to enter upon the Premises, take samples, review Mortgagor’s books and records, interview Mortgagor’s employees and officers, and conduct such other activities as Bank, at its sole discretion, deems appropriate. Mortgagor will cooperate fully in the conduct of such an audit. If Bank decides to conduct such an audit because of: (1) an Environmental Action; (2) Bank’s considering taking possession of or title to the Premises after an Event of Default by Mortgagor; (3) a material change in the use of the Premises, which in Bank’s opinion, increases the risk to its security interest due to an Environmental Action; or (4) the introduction of Hazardous Material other than Disclosed Material to the Premises other than as permitted by this Mortgage; then Mortgagor will pay upon demand all costs and expenses connected with such audit, which, until paid, will become additional indebtedness secured by the Loan Documents and will bear interest at the Default Rate. Nothing in this Article may give or be construed as giving Bank the right to direct or control Mortgagor’s actions in complying with Environmental Laws.

          (e) Event of Default and Opportunity to Cure. If Mortgagor fails to comply with any of its covenants contained in this Section 27 within 30 days after notice by Bank to Mortgagor, Bank may, at its option, declare an Event of Default. If, however, the noncompliance cannot, in Bank’s reasonable determination, be corrected within the 30-day period, and if Mortgagor has promptly commenced and diligently pursues action to cure such noncompliance to Bank’s reasonable satisfaction, then Mortgagor will have such additional time as is reasonably necessary to correct such noncompliance, provided Mortgagor continues to diligently pursue corrective action, but in no event more than a total of 60 days after the initial notice of noncompliance by Bank.

          (f) Governmental Actions. There are no pending or threatened: (1) actions or proceedings from any governmental agency or any other entity regarding the condition or use of the Property, or regarding any environmental, health or safety law; or (2) “superliens” or similar governmental actions or proceedings that could impair the value of the Property, or the priority of the lien of this Mortgage or any of the other Loan Documents (collectively “Environmental Proceedings”). Mortgagor will promptly notify Bank of any notices, or other knowledge obtained by Mortgagor hereafter of any pending or threatened Environmental Proceedings, and Mortgagor will promptly cure and have dismissed with prejudice any such Environmental Proceedings to the satisfaction of Bank.

          (g) Fees; Costs. Any fees, costs and expenses imposed upon or incurred by Bank on account of any breach of this Section 27 will be immediately due and payable by

Mortgagor to Bank upon demand, and will (together with interest thereon at the Default Rate accruing from the date such fees, costs and expenses are so imposed upon or incurred by Bank) become part of the Secured Indebtedness. Mortgagor will keep, save and protect, defend, indemnify and hold Bank harmless from and against any and all claims, loss, cost, damage, liability or expense, including reasonable attorneys’ fees, sustained or incurred by Bank by reason of any Environmental Proceedings or the breach or default by Mortgagor of any representation, warranty or covenant contained in this Paragraph.

          27.4 Bank’s Right to Rely. Bank is entitled to rely upon Mortgagor’s representations, warranties and covenants contained in this Paragraph despite any independent investigations by Bank or its consultants. The Mortgagor will take all necessary actions to determine for itself, and to remain aware of, the environmental condition of the Premises. Mortgagor will have no right to rely upon any independent environmental investigations or findings made by Bank or its consultants unless otherwise stated in writing therein and agreed to in writing by Bank.

          27.5 Indemnification. The term “Bank’s Environmental Liability” will mean any and all losses, liabilities, obligations, penalties, claims, fines, demands, litigation, defenses, costs, judgments, suits, proceedings, damages (including consequential, punitive and exemplary damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against, settling or prosecuting any suit, litigation, claim or proceeding) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Bank or any of Bank’s parent and subsidiary corporations and their affiliates, shareholders, directors, officers, employees, and agents (collectively Bank’s “Affiliates”) in connection with or arising from:

          (a) any Hazardous Material used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled on, in or under all or any portion of the Premises, or any surrounding areas;

          (b) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this Paragraph 27;

          (c) any violation, liability or claim of violation or liability, under any Environmental Laws;

          (d) the imposition of any lien for damages caused by, or the recovery of any costs incurred for the cleanup of, any release or threatened release of Hazardous Material; or

          (e) any Environmental Actions.

               27.5.1.1 Mortgagor shall indemnify, defend (at trial and appellate levels and with counsel, experts and consultants acceptable to Bank and at Mortgagor’s sole cost) and hold Bank and its Affiliates free and harmless from and against Bank’s Environmental Liability

(collectively, “Mortgagor’s Indemnification Obligations”). Mortgagor’s Indemnification Obligations shall survive in perpetuity with respect to any Bank’s Environmental Liability.

               27.5.1.2 Mortgagor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against Bank under or with respect to any Environmental Laws. Mortgagor’s obligation to Bank under this indemnity shall likewise be without regard to fault on the part of Mortgagor or Bank with respect to the violation or condition which results in liability to Bank.

     28. Compliance with Illinois Mortgage Foreclosure Law. If any provision in this Mortgage is inconsistent with any provision of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 et. seq. of the Illinois Compiled Statutes) (the “Act”) the provisions of the Act will take precedence over the Mortgage provisions, but will not invalidate or render unenforceable any other Mortgage provision that can be construed in a manner consistent with the Act. If any Mortgage provision grants to Bank any rights or remedies upon Mortgagor’s default which are more limited than the rights that would otherwise be vested in Bank under the Act in the absence of the provision, Bank will be vested with the rights granted in the Act to the full extent permitted by law. Without limiting the generality of the foregoing, all expenses incurred by Bank to the extent reimbursable under Sections 15-1510 and 15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in Paragraph 19 of this Mortgage, will be added to the Secured Indebtedness secured by this Mortgage or by the judgment of foreclosure.

     29. Interpretation. This Mortgage will be construed pursuant to the laws of the State of Illinois. The headings of sections and paragraphs in this Mortgage are for convenience only and may not be construed in any way to limit or define the content, scope, or intent of the provisions. The use of singular and plural nouns, and masculine, feminine, and neuter pronouns, are fully interchangeable, where the context so requires. If any provision of this Mortgage, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated to be invalid, the validity of the remainder of this Mortgage will be construed as if such invalid part were never included. Time is of the essence of the payment and performance of this Mortgage. This Mortgage may be executed in counterparts which, when taken together, shall constitute a whole.

     30. Waiver of Right of Redemption. To the full extent permitted by law, Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Property, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to any decree, judgment or order of any court of competent jurisdiction; or after such sale or sales claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof. To the full extent permitted by law, Mortgagor hereby expressly waives any and all rights of redemption, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirect) by, through or under

Mortgagor and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date hereof, it being the intent hereof that any and all such right of redemption of Mortgagor, and of all other persons, are and will be deemed to be hereby waived to the full extent permitted by applicable law. To the full extent permitted by law, Mortgagor agrees that it will not, by involving or utilizing any applicable law or laws or otherwise, hinder, delay or impede the exercise of any right, power or remedy herein or otherwise granted or delegated to Bank, but will suffer and permit the exercise of every such right, power and remedy as though no such law or laws have been or will have been made or enacted. To the full extent permitted by law, Mortgagor hereby agrees that no action for the enforcement of the lien or any provision hereof will be subject to any defense which would not be good and valid in an action at law upon the Note.

     31. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY LAW, MORTGAGOR DOES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OF THE BANK UNDER THIS MORTGAGE, THE NOTE, OR ANY OF THE LOAN DOCUMENTS, OR RELATING THERETO OR ARISING THEREFROM AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, Mortgagor has executed this Mortgage.

ELECTRIC CITY CORP., a Delaware
corporation

By:	/s/ Jeffrey Mistarz

Name:	Jeffrey Mistarz
Its:	Chief Financial Officer & Treasurer

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

           I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that          , personally known to me to be the    of Electric City Corp., a Delaware corporation, appeared before me this day in person and acknowledged that as such duly authorized member of the company, he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     Given under my hand and official seal this    day of December, 2004.

Notary Public

My commission expires:

EXHIBIT A

LOT 9 IN GULLO INTERNATIONAL CONTEMPORARY PARK, BEING A RESUBDIVISION OF LOT 230 IN HIGGINS INDUSTRIAL PARK UNIT 165, BEING A SUBDIVISION IN THE SE 1/4 OF SECTION 27, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN (EXCEPTING THEREFROM THE NORTH 220.00 FEET OF THE EAST 420.00 FEET) IN COOK COUNTY, ILLINOIS.

EXHIBIT B

PERMITTED ENCUMBRANCES

1.	GENERAL REAL ESTATE TAXES FOR THE SECOND INSTALLMENT OF THE YEAR 2003.

2.	COVENANTS AND RESTRICTIONS (BUT OMITTING ANY SUCH COVENANT OR RESTRICTION BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS OR NATIONAL ORIGIN UNLESS AND ONLY TO THE EXTENT THAT SAID COVENANT (A) IS EXEMPT UNDER CHAPTER 42, SECTION 3607 OF THE UNITED STATES CODE OR (B) RELATES TO HANDICAP BUT DOES NOT DISCRIMINATE AGAINST HANDICAPPED PERSONS), RELATING TO BUILDING TYPE, LOADING DOCKS, OFF-STREET AUTOMOBILE PARKING, CONSTRUCTION, LANDSCAPING, WATER TOWERS, WATER TANK, STAND PIPES, PENTHOUSES, ELEVATORS AND SIMILAR EQUIPMENT, EASEMENTS, STORAGE YARDS FOR EQUIPMENT, THAT THE LAND SHALL NOT BE USED AS A DUMPING GROUND AND HEIGHT OF FENCES, WALL, SHRUBS, PLANTS OR TREES, LOCATION OF BUILDINGS, SIDEWALKS AND HEIGHT OF EQUIPMENT CONTAINED IN THE DEED RECORDED AUGUST 6, 1980 AS DOCUMENT NO. 25538654, WHICH DOES NOT CONTAIN A REVERSIONARY OR FORFEITURE CLAUSE.

3.	BUILDING LINE OVER THE NORTH 25 FEET, SOUTHWESTERLY 25 FEET AND WESTERLY 25 FEET OF LOT 230, AS SHOWN ON THE PLAT OF SUBDIVISION RECORDED DECEMBER 16, 1974 AS DOCUMENT 22937292.

4.	EASEMENT OVER THE NORTH 25 FEET, THE WESTERLY 25 FEET AND THE SOUTHWESTERLY 25 FEET OF LOT 230 FOR UNDERGROUND PUBLIC UTILITIES, SEWER, WATER AND DRAINAGE PURPOSES, AS SHOWN ON THE PLAT OF SUBDIVISION RECORDED DECEMBER 16, 1974 AS DOCUMENT 22937292.

5.	EASEMENT IN FAVOR OF NORTHERN ILLINOIS GAS COMPANY, THE ILLINOIS BELL TELEPHONE COMPANY AND THE COMMONWEALTH EDISON COMPANY, AND ITS/THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO INSTALL, OPERATE AND MAINTAIN ALL EQUIPMENT NECESSARY FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY, TOGETHER WITH THE RIGHT OF ACCESS TO SAID EQUIPMENT, AND THE PROVISIONS RELATING THERETO CONTAINED IN THE PLAT RECORDED/FILED AS DOCUMENT NO. 22937292,

AFFECTING THE NORTH 25 FEET, THE WESTERLY 25 FEET, THE SOUTHWESTERLY 25 FEET AND THE EAST 10 FEET OF LOT 230.

6.	25 FOOT BUILDING LINE AS SHOWN ON THE PLAT OF GULLO INTERNATIONAL CONTEMPORARY PARK SUBDIVISION RECORDED MAY 16, 1984 AS DOCUMENT 27088665, OVER THE SOUTHERLY LINE OF THE LAND.

7.	EASEMENT FOR UNDERGROUND PUBLIC UTILITIES, SEWER, WATER, DRAINAGE AND CABLE TV, AS SHOWN ON THE PLAT OF SUBDIVISION AFORESAID RECORDED AS DOCUMENT 27088665, OVER THE SOUTHERLY 25 FEET AND THE NORTH 10 FEET OF THE LAND.

8.	EASEMENT IN FAVOR OF THE ILLINOIS BELL TELEPHONE COMPANY, THE COMMONWEALTH EDISON COMPANY AND NORTHERN ILLINOIS GAS COMPANY, AND ITS/THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO INSTALL, OPERATE AND MAINTAIN ALL EQUIPMENT NECESSARY FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY, TOGETHER WITH THE RIGHT OF ACCESS TO SAID EQUIPMENT, AND THE PROVISIONS RELATING THERETO CONTAINED IN THE PLAT RECORDED/FILED AS DOCUMENT NO. 27088665, AFFECTING THE SOUTHERLY 25 FEET AND THE NORTH 10 FEET OF THE LAND.

EXHIBIT C

IDENTIFIED LEASES

None.

EXHIBIT D

COMPLIANCE EXCEPTIONS

     All matters set forth in that certain Phase I Environmental Site Assessment performed by STS Consultants dated April 24, 2002.

EXHIBIT E

DISCLOSED MATERIALS

     All matters set forth in that certain Phase I Environmental Site Assessment performed by STS Consultants dated April 24, 2002.